Exhibit 10.14

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

Wheel Purchase Agreement

This Wheel Purchase Agreement is entered into as of the 1st day of November 2010 (the “EFFECTIVE DATE”) by and between Titan Wheel Corporation of Illinois, 2701 Spruce Street, Quincy, IL., (hereafter referred to as “Seller”) Deere & Company, One John Deere Place, Moline, IL., (hereafter referred to as “Purchaser”).

WHEREAS, Purchaser wishes to purchase from Seller and Seller wishes to sell to Purchaser certain Products, as hereinafter defined, which will then be incorporated into whole goods equipment or sold as replacement parts by Purchaser and its dealers.

NOW, THEREFORE, the parties agree as follows:

1. SUPPLY OF PRODUCTS. Pursuant to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller [***] listed in Exhibits A of this Agreement (“Products”). Exhibit A may be modified by the mutual written agreement of the parties. Seller will be given a chance to quote any new part numbers at the [***] factories covered by the agreement over the life of the agreement.  In addition, it is Purchaser’s intention to give Seller the opportunity to quote new projects [***].  Wheels that become part of new product programs, as well as new designs, will be competitively quoted. Part number changes must include substantive design change to be considered eligible PDP candidates for competitive quoting. (E.g. A change in the bolt hole pattern or disk offset on a wheel would not be considered substantive, whereas a new rim or disk redesign would be considered substantive. If Seller is awarded this new business, those wheel part numbers will be added to Exhibit A as stated in Section I for the term of the Agreement.  [***].

2. TERM. The term of this three-year Agreement begins on the Effective Date and ends on 31 October 2013. This Agreement will not automatically renew, but may be renewed by mutual written agreement of the parties provided the parties agree to such renewal at least six (6) months prior to the end of the existing term.

3. PERFORMANCE EXCLUSIONS. The parties recognize that continuing to be competitive in performance, delivery, quality and technology is essential for this long-term association to exist. If Purchaser reasonably demonstrates to Seller that a particular Product is not a competitive value in performance, delivery, technology, order flexibility and/or quality with other equivalent parts of equivalent value, usage or availability in the world, then Seller agrees to provide an action plan and timetable [***] to make such Product competitive. If the plan fails to make the Product competitive, Purchaser may serve notice that the non-competitive Product is considered out of scope and shall therefore be a candidate for re-sourcing. Purchaser agrees that prior to exercising its option, it will consider, in good faith, any proposal by Seller to make the Product competitive. If Seller is not competitive on this new business, Purchaser shall ensure Seller is given an opportunity to close the competitive gap prior to making an award decision.

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

4. FORECASTS AND ORDERS. Purchases under this Agreement shall be made against specific orders submitted by Purchaser to Seller from time to time during the term of this Agreement. Forecasted orders are not firm, are to be made for planning purposes and do not constitute a contractual obligation on Purchaser’s part unless the parties have agreed otherwise in writing.

Provided however, Purchaser shall issue a [***] of EDI Entry and [***], see Exhibit E, along with a forecast per Seller’s requirements. Changes, whether increases or decreases, within the [***] will be reviewed on an individual basis between Purchaser and Seller to assess the impact to Seller’s production schedule. If Seller has not produced parts per the schedule and has steel available to meet the increased quantity, no premium set-up will be invoiced to Seller. Should an additional set-up be required to meet Purchaser’s increased demand, Seller and Purchaser will negotiate the amount of premium that will be invoiced to Seller. Furthermore, if Purchaser notifies Seller that the demand for a particular Product has dropped, and this notification occurs [***] but the Product has not yet been manufactured, Seller agrees to cancel the order. Purchaser will be responsible for the steel acquired for the order if the steel is unique to Purchaser’s application and cannot be used for other orders [***].

Consideration of steel availability and corresponding lead times will be considered for Seller to secure steel to manufacture Purchaser’s orders during times of tight steel supply.

The quotation “template” involving quantity break proposals currently being used by Harvester Works will be the tool used to address less than minimum order quantities (MOQ).

5. TERMS and CONDITIONS. Purchaser’s standard purchase order terms and conditions set forth in Exhibit D attached hereto and made part of this Agreement shall apply to the sale of any Product(s) pursuant to this Agreement. If there is any conflict between the terms and conditions contained in Exhibit D and the terms and conditions contained in this Agreement, the terms and conditions contained in this Agreement are controlling.

6. PACKAGING. Seller shall package the Product so that the Products will not be damaged or destroyed in transit. As to each Products shipment, Seller must include a packing list specifying the Products number(s), the quantity of each Product, the order number, release number, and/or blanket purchase order number, if applicable, and any other information Purchaser requires.

7. PRICING. During the term of this Agreement, the price of these Products shall be the applicable prices set forth in Exhibit A.

Purchaser and Seller agree that it is not the intent of either party to enhance profits or costs as a result of [***].

Surcharges for material will be adjusted (increased or decreased) based on prevailing market pricing [***].

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

Purchaser commits to [***] for the period of this agreement on all parts on Exhibit A.  Exhibit B contains Seller proposed MOQ’s for all part numbers on Exhibit A. Part numbers listed in Exhibit C include parts submitted to Purchaser for review, but does not include part numbers in Exhibits A and B.

For pricing shown in Exhibit A, Seller shall guarantee [***] on the total value of the Agreement for each of the following periods:

a.	Nov 2010 – 31 Oct 2011

b.	Nov 2011 – 31 Oct 2012

c.	Nov 2012 – 31 Oct 2013

[***].  Purchaser commits Engineering and Supply Management resources for VI (Value Improvement) sessions annually with Seller (Titan Wheel and Titan Tire) engineers to generate cost reduction and VI projects.  Upon implementation by Purchaser and Seller these projects shall be credited towards both the [***] and the total annual JDCROP goals.  If implemented projects do not result in meeting the [***], Seller shall adjust prices to make up the difference in order to guarantee the [***].

8. COST MANAGEMENT.

A)	The cost reduction activities will be tracked using the John Deere Cost Reduction Opportunity Process (JD CROP). [***].

B)
Service part prices will be the same as production part price to allow Seller to combine service and production requirements into the same Seller production lot.  Part prices for items no longer in production will be determined using current practices to include special packagings, reduced lot sizes, special delivery, etc. Buyer must purchase a minimum quantity,

9. PAYMENT. Payment terms are net thirty (30) days.

10. PARTS SPECIFICATION. The Products and Other Products shall be manufactured by Seller pursuant to Purchaser’s bill of material, specification, and quality standards.

11. WARRANTY. Seller warrants the wheels and wheel components for one year from the date of sale to Purchaser to be free from defect in material or workmanship only. There are no other implied or express warranties. Seller will replace or repair, at its sole cost, any Products or Other Products during the warranty period.

12. PRODUCT INDEMNITY. Seller agrees to defend, hold harmless and indemnify Purchaser, its subsidiaries and affiliates, their officers, directors, employees, agents and contract dealers from and against any and all claims for death; personal injury, property damage and all other damages, losses, claims, or suits, including costs and attorneys’ fees, arising from any act

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

or omission of Seller relating to defective material or workmanship and only if the Products or Other Products has not been modified, misused, damaged, overloaded or other non-defective conditions.

13. ENTIRE AGREEMENT. The terms of this Agreement will supersede any conflicting or inconsistent terms contained in orders or exhibits to this Agreement and the terms and conditions of this Agreement shall apply to all such orders placed by Buyer.

14. AMENDMENTS. This Agreement may be amended only by a written document signed by the parties, which states that it is intended to amend this Agreement.

15. SEVERABILITY. The invalidity or unenforceability of any term of this Agreement shall not affect the validity and enforceability of this Agreement or any of its other terms, and this Agreement and such other terms shall be construed as though the invalid or unenforceable term(s) were not included herein.

16. ASSIGNMENT.  Neither Party shall assign this Agreement, whether voluntarily or involuntarily, without prior written consent of the other party (which consent may be granted or withhold in that parties sole and absolute discretion) and any attempt to do so shall be void and have no effect.

17. BINDING EFFECT Except as otherwise provided this Agreement shall be binding on the successors and assigns of each party hereto.

18. NOTICES. Notification required or permitted hereunder shall be sent to the purchasing representative of the applicable Purchaser facility and to the following parties:

TO:	President	Vice President, Supply Management
	Titan Wheel Corp. of Illinois	Deere & Company
	2701 Spruce Street	One John Deere
	Quincy, Illinois 62301	Moline, IL 61265
	(217) 228-6011	(309) 765-5561
Such notice shall be sent by facsimile or first class mail. Notice shall be deemed received upon proper transmission of the facsimile, actual receipt by the party or five (5) days after the notice is mailed, whichever occurs first.

19. LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

20. FORCE MAJEURE Neither party shall be responsible to the other party for any delay in or failure of performance of its obligations under this Agreement to the extent attributable to

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

causes beyond its reasonable control, including but not limited to, acts of God, fires, floods, strikes, acts of any government or delays by carriers, provided that the party affected thereby gives the other parties prompt notice of the occurrence of any event which is likely to cause any such delay or failure and of its best estimate of the length of any delay and possibility that it will be unable to resume performance; and provided further that said affected party shall use its best efforts to expeditiously overcome the effects of the event and to resume performance.

21. SPECIFIC PERFORMANCE. The parties agree that money damages would not be a sufficient remedy for any breach of this Agreement by either party or, that in addition to all other remedies the non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as remedy to for any such breach, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy.

22. ARBITRATION.  Parties agree any claim or dispute between them arising out of or related to this Agreement that cannot be resolved through informal mean, shall be resolved through neutral binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Each party shall pay its own costs of arbitration. Any award of the arbitrator(s) may be entered as a judgment in any court of competent jurisdiction.

23. REMEDIES CUMULATIVE. Each of the rights and remedies of the parties set forth in this Agreement shall be cumulative with all other such rights and remedies as well as with all rights and remedies of the parties otherwise available at law or in equity.

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

IN WITNESS WHEREOF, the parties hereto have signed this Agreement or have caused it to be signed by their duly authorized officers or representatives, as of the day and year written below.

Dated: November 1, 2010	Titan Wheel Corporation of Illinois
By: /s/ TITAN WHEEL CORPORATION OF ILLINOIS

Deere and Company
By: /s/ DEERE AND COMPANY

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

EXHIBIT A

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

EXHIBIT B

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

EXHIBIT C

[***]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

EXHIBIT D

[See Attached]

Portions of this exhibit were omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked by [***].

EXHIBIT E

[***]

Exhibit D
JOHN DEERE
TERMS AND CONDITIONS

Unless this Purchase Order expressly provides otherwise, it is limited to the terms and conditions set forth herein. Buyer hereby objects to any additional or different terms and conditions proposed by Seller in any proposal, quotation, acknowledgment or other document.  Any such proposed terms and conditions shall be void and the terms and conditions herein shall constitute the complete and exclusive statement of the terms and conditions of the contract between the parties. When used in this Purchase Order, the term "Goods" means the items, materials, equipment, software, tooling, parts and/or work or services supplied pursuant to this Purchase Order.

1.  ACCEPTANCE AND MODIFICATIONS.  This Purchase Order ("Order"), whether or not issued with reference to a quotation or proposal of Seller, shall constitute an offer. Acceptance by Seller is expressly limited to the terms and conditions hereof and is evidenced by commencement of performance. No changes or modifications in this Order shall be valid unless confirmed in writing by Buyer.

2.  PACKING, PACKAGING, CONTAINERS, AND TRANSPORTATION.  No charge for packing, packaging, containers or transportation will be allowed except as provided for in this Order.

3.  SHIPMENT/DELIVERY.  Seller shall ship/deliver Goods in accordance with instructions and specifications set forth in this Order. If Goods are not shipped/delivered in accordance with Buyer's instructions and specifications, Seller shall be responsible for any additional costs incurred by Buyer as a result of Seller's failure to comply with such instructions and/or specifications.

4.  DUTY DRAWBACK RIGHTS.  This Order includes all related customs duty and import drawback rights (including rights developed by substitution and rights which may be acquired from Seller's suppliers) if any, which Seller can transfer to Buyer. Seller shall inform Buyer of the existence of any such rights and upon request, supply such documents as may be required to obtain such drawback.

5.  PAYMENT.  Unless otherwise stated in this Order, invoices for Goods shall be paid net 30 days from the date of receipt of the invoice or receipt of the Goods, whichever is later ("Payment Due Date"). Discounts offered by Seller to Buyer shall be allowed if payment is made on or before the Payment Due Date. Buyer reserves the right to require Sellers to U.S. Buyer units, to submit invoices electronically as set forth in this Order.

6.  OVERAGES AND SHORTAGES.  Except in the sole discretion of Buyer, overages or shortages of Goods specified in this Order will not be accepted and such Goods will be held at Seller's risk. Buyer shall have no obligation to keep or preserve any overages or shortages of Goods delivered by Seller. Buyer may, and at Seller's request shall, return the Goods at Seller's risk, and all transportation charges, both to and from the original destination, shall be paid by Seller.

7.  FABRICATION AND MATERIAL COMMITMENTS.  Unless otherwise authorized in writing by Buyer, Seller shall not make commitments for materials or fabricate or assemble in advance of time reasonably necessary to comply with the terms of this Order.

8.  TERMINATION.  Buyer may terminate this Order for its convenience, in whole or in part, by written or electronic notice at any time. If this Order is terminated for convenience, any claim of Seller shall be settled on the basis of reasonable costs incurred by Seller in the performance of this Order for labor and materials which are not usable by Seller for other goods it manufactures. Materials for which Seller is reimbursed shall become the property of Buyer and be surrendered to it upon Buyer's request. Seller shall safeguard and shall not destroy such materials without Buyer's consent.

Rev. March 2010

9.  DELAYS.  If Seller fails or refuses to proceed with this Order, or if Seller fails to make delivery, or Buyer refuses to accept delivery in accordance with the delivery schedule, the other party may cancel the then remaining balance of this Order unless the delay is an "excusable delay" as hereinafter defined. An "excusable delay" shall not constitute a default under this Order. The term "excusable delay" as used in this section means any delay in making or accepting deliveries which results without fault or negligence on the part of the party involved and which is due to causes beyond its control including, without limitation, acts of God or of the public enemy, any preference, priority or allocation order issued by Government or any other act of Government, fires, floods, epidemics, quarantine restrictions, freight embargoes, unusually severe weather, and delays of a party's supplier due to such causes. For greater certainty, "excusable delay" does not include any strike, lock-out, labor dispute or inability to obtain labor, utilities, services or raw materials. Each party shall promptly notify the other of any such delay and the cause thereof.

10.  INSPECTION AND ACCEPTANCE.  Buyer, at its option, may inspect and/or test the Goods at Seller's plant, off site, and/or the point of destination. Buyer shall have the right to monitor Seller's inspection, quality and reliability procedures and review the data supporting same. Acceptance of the Goods by Buyer shall not relieve Seller from any of its obligations and warranties hereunder. In no event shall payment or transfer of title constitute acceptance of the Goods.

11.  QUALITY AND WARRANTY.  Seller expressly warrants that all Goods covered by this Order will conform to the standards, specifications, drawings, samples, models, 3-D geometry or other description furnished or expressly adopted by Buyer, and will be of good material and workmanship, and free from defects, including defect in design (if Seller's design) and, if custom-designed by Seller for the application specified by Buyer, be comparable in quality to similar custom-designed goods sold for similar applications, and if the Goods are not ordered to Buyer's specifications, Seller further warrants that they will be of merchantable quality and fit and sufficient for the purpose intended. Seller further warrants that so long as Buyer is paying maintenance fees for Goods, the Goods will conform to all operational and functional capabilities and features as set forth in the specifications and will be free of defects that affect the performance of such features. Seller further warrants that all Goods covered by this Order, including but not limited to components and material furnished for or incorporated into the Goods, including Goods intended for distribution as service parts, will comply with all applicable Federal, State, Provincial and local statutes, laws, regulations, orders, and ordinances, including, without limitation, all environmental and occupational health and safety laws and industry standards and Buyer's specifications that restrict or prohibit certain chemical compounds as constituents of Goods as specified in the John Deere Restricted Materials List. The John Deere Restricted Materials List is found at:
http://jdsupply.deere.com/bannedchemicals/
Seller also warrants that its processes shall comply with the John Deere Quality Manual and that the Goods will comply with all current industry safety standards, including labeling requirements and adequate warnings as required. The John Deere Quality Manual is found at:
http://jdsupply.deere.com/qualitymanual/

12.  DEFECTIVE GOODS.  If any of the Goods fail to meet the warranties contained in Section 11 (a "Nonconformity"), Seller shall, upon notice from Buyer, promptly correct or replace those Goods at Seller's expense. If Seller shall fail to adequately address the Nonconformity, then Seller shall reimburse Buyer for all costs to correct or replace the Nonconformity in the Goods. If Seller fails to do so, Buyer may cancel this Order as to all such Goods, and in addition, may cancel the then remaining balance of this Order. After notice to Seller, all such Goods will be held at Seller's risk. Buyer may, and at Seller's direction shall, return such Goods to Seller at Seller's risk, and all transportation charges, both to and from the original destination, shall be paid by Seller. Any payment for such Goods shall be refunded by Seller unless Seller promptly corrects or replaces the same at its expense. If any field problem occurs as a result of a Nonconformity in the Goods and is sufficiently serious and widespread to threaten Buyer's marketing of its end product or Buyer's reputation, or poses a previously unforeseen safety hazard or causes any governmental agency, including, without limitation, a governmental consumer product safety agency or the United States Consumer Products Safety Commission, to require a change in Buyer's end product, such that a recall or Product Improvement Program (a "PIP") is a reasonable corrective action, Seller shall pay forthwith to Buyer all costs and expenses reasonably incurred by Buyer in taking such corrective action. If the corrective action is necessary in part because of a Nonconformity in the Goods provided, and in part because of an act or omission of Buyer, said costs and expenses shall be allocated between the parties pro rata according to their respective percentage of fault.

Rev. March 2010

13.  MANUFACTURING CHANGES.  Seller shall give Buyer not less than sixty (60) days prior, written notice of any specification, design, part number or other identification changes, or any major changes in process or procedure or changes in the location of the manufacturing plant or place where Seller performs any of its obligations under this Order if any such changes may affect the Goods.

14.  INDEMNIFICATION.  Seller shall protect, defend, hold harmless and indemnify Buyer its subsidiaries, affiliates, authorized dealers and distributors and their officers, directors, employees, agents, successors, assigns, and customers, from and against any and all claims, suits, allegations, judgments, actions, liabilities, losses, damages, costs and expenses, including, but not limited to, attorneys' fees and expenses (the "Loss") arising out of, resulting from, related to or associated with:

a)
injury, loss or damage of any nature or kind claimed by a third party, and caused by or arising from, or alleged to have been caused by or arising from, or existing because of, infringement or alleged infringement, of any patent or copyright, or wrongful use of third-party trade secrets or proprietary information, for or on account of the manufacture, sale, offer for sale, or use of any Goods, except in the case where Seller's compliance with specifications prescribed by and originating with Buyer constitutes the sole basis of such infringement, alleged infringement, or wrongful use. If the use or sale of any Goods furnished hereunder is enjoined as a result of such suit, Seller, at its option and at no expense to Buyer, shall obtain for the party to be indemnified (including Buyer's customers, if applicable) the right to use and/or sell the Goods or substitute acceptable equivalent Goods and extend this indemnity thereto;

b)	Seller's negligence, strict liability or other claim involving the design, manufacture, material and/or workmanship of the Goods or the warnings or lack thereof;

c)	Seller's breach of this Order; or

d)	Seller's possession, use, repair or maintenance of the Property under Section 17.

15.  INDEMNIFICATION PROCEDURE.  Failure of Buyer to discover and/or remedy the act(s) or omission(s) in Section 14 shall not excuse Seller from this obligation. Buyer shall promptly notify Seller in writing of the Loss. Buyer shall cooperate in, but not be responsible for the investigation and defense of the action in respect of the Loss or for any costs and expenses associated therewith. Should Seller fail to assume its obligation hereunder, Buyer shall have the right, but not the obligation, to defend itself and to thereafter require Seller to reimburse and indemnify Buyer for any and all costs and expenses, including legal fees, paid by Buyer in connection therewith. Any insurance maintained by Seller as required by the terms of this Order shall in no way be interpreted as relieving Seller of any responsibility under this section. Sections 14 and 15 shall survive termination, cancellation or expiration of this Order.

16.  INSURANCE REQUIREMENTS.  Seller will maintain insurance coverage and will provide proof of insurance coverage as required by Buyer upon request.

17.  BAILMENT.  Machinery, equipment, tools, jigs, dies, patterns, drawings, specifications and samples furnished to Seller by Buyer on other than a charge basis, or which are separately billed to Buyer ("Property"), shall be held by Seller as bailee. Upon the completion of this Order, all such Property shall be returned to Buyer or otherwise satisfactorily accounted for by Seller. Seller, at its expense, shall insure all such Property for the reasonable value thereof against loss or damage of any kind.

18.  CERTIFICATION. [FOR SELLERS LOCATED IN THE U.S. ONLY]  Seller hereby certifies that it will fully comply with Executive Order 11246, as amended by Executive Order 11375, Section 503 of the Rehabilitation Act of 1973, as amended, the Vietnam Era Veteran's Readjustment Assistance Act of 1974, as amended, Executive Order 11625, as amended, and Executive Order 13201 and the rules and regulations issued thereunder which are incorporated by reference as appropriate. Seller commits itself to such compliance by acceptance of this Order.

Rev. March 2010

19.  UTILIZATION OF SMALL BUSINESS CONCERNS. [FOR SELLERS LOCATED IN THE U.S. ONLY]  For purchases in excess of $550,000, Seller (unless it is a small business concern) hereby certifies that it will adopt a subcontracting plan that fully complies with the requirements of FAR 52.219-9.

20.  APPLICABLE LAWS.  Seller, in the performance of this Order, shall comply with all applicable Federal, State, Provincial and local statutes, laws, regulations, order and ordinances and agrees, upon request, to furnish a certificate to such effect in such form as Buyer may from time to time require. The UN Convention on Contracts for the International Sale of Goods is hereby specifically excluded from this Order. [FOR SELLERS LOCATED IN THE U.S. ONLY: Seller, in the performance of this Order, shall comply with the provisions of the United States Fair Labor Standards Act of 1938, as amended.

21.  PACKAGING AND LABELING LAWS.  Seller shall package, transport and label the Goods and their containers in accordance with all applicable federal, state, provincial and local packaging, shipping and labeling laws and regulations in effect in the place to which the Goods are shipped or as specified otherwise by Buyer. In absence of laws regulating the labeling of hazardous substances, Seller shall label such substances or their containers in accordance with WARNING LABELS, MANUAL, L-1, published by the Manufacturing Chemists Association, Washington, D.C. or any ANSI or similar standard enacted subsequent to this Manual.

22.  SPECIAL TOOLS.  Unless otherwise stated, all special tools, dies, jigs, patterns, machinery and equipment needed by Seller for the performance of this Order shall be obtained by Seller at its expense and shall be the property of Seller.

23.  ASSIGNMENT.  Neither party shall assign or transfer this Order or any interest therein or monies payable thereunder without the prior, written consent of the other party, and any assignment made without such consent shall be null and void, except that Buyer may assign this Order and its interest therein to any affiliated corporation or to any corporation succeeding to Buyer's business without the consent of Seller.

24.  TAXES.  Unless otherwise stated, the prices do not include sales, use, excise, and similar taxes applicable to the Goods or the materials used in the manufacture of Goods. All such taxes and charges shall be shown separately on Seller's invoices.

25.  REMEDIES.  No remedy herein provided shall be deemed exclusive of any other remedy allowed by law.

26.  CONFIDENTIALITY.  This Order and any material transmitted herewith may contain information confidential or proprietary to Buyer, its subsidiaries or affiliates and such information is not to be used by Seller other than the purpose for which it was transmitted to Seller. Seller shall hold such information in strictest confidence and not disclose such information to third parties without the prior, written consent of Buyer. Seller will execute a confidentiality and non-disclosure agreement as required by Buyer.

27.  BUYER'S PROPERTY.  Buyer shall have sole ownership of all right, title and interest in any items or materials (including those supplied or financed by Buyer), copyrighted works, work product, works of authorship, inventions conceived by Seller or any other intellectual property resulting from or arising in connection with Seller's performance under this Order. Seller hereby irrevocably waives any moral rights it has in any such copyrighted works and assigns all copyrights and patent rights in inventions to Buyer.

28.  SAFETY.  Seller and all individuals that Seller assigns, or subcontracts with, to perform work or services at Buyer's facilities shall comply with Buyer's "Factory Safety Regulations" and its "Contractor Safety Policy" and all occupational health and safety and environmental legislation and regulations and all applicable industry standards.

29.  CODE OF CONDUCT.  Seller shall comply with the John Deere Supplier Code of Conduct, which is found at:
http://www.deere.com/suppliercode/.

Rev. March 2010

30.  SUPPLY CHAIN SHIPMENT SECURITY. [FOR SELLERS SHIPPING TO THE U.S.]  Seller shall implement security measures to ensure the safe and secure transportation of Goods throughout the supply chain and adhere to all applicable security requirements of the country in which it operates. Buyer has been accepted into the Customs Trade Partnership Against Terrorism Act (C-TPAT) to protect the safety of borders of the United States. If Seller ships Goods into the United States, Seller shall adhere to security requirements outlined by US Customs at the following website:
http://www.customs.gov/xp/cgov/trade/cargo_security/.

31.  PROHIBITION OF USE OF DEERE NAME AND TRADEMARKS.  Seller shall not use the name of Deere & Company, Deere, John Deere, any affiliates or derivations, trademarks, trade dress, logos or the equivalent thereof in advertising or sales materials or in any other manner whatsoever without prior express written approval of Buyer. Such prohibition includes, without limitation, the following:
(a) Seller shall not refer to the existence of this Order without Buyer's prior express written approval;
(b) Seller is allowed to use the name Deere strictly pursuant to meeting Seller's unilateral disclosure obligations imposed by regulatory bodies, such as the SEC or NASDAQ;
(c) Seller is not allowed to make any statement or representation whatsoever regarding Buyer's opinion of Seller's company, product or services without Buyer's prior express written approval; and
(d) If Buyer provides prior express written approval for the use of its name, Buyer further reserves the right to revoke the use of its names at any time.

32.  CHOICE OF LAW.  The laws of the State of Illinois (without giving effect to its conflicts of law principles and without regard to the Uniform Computer Information Transactions Act (UCITA) or any version or revision of UCITA) govern all matters arising out of or relating to this Order, including, without limitation, its validity, interpretation, construction, performance and enforcement. The provisions of the United Nations Convention on Contracts for the International Sale of Goods do not apply to this Order. Litigation or legal proceedings which arise out of or relate to this Order are to be conducted before a judge and not a jury. The parties consent to the exclusive jurisdiction of, and venue in, any federal or state court of competent jurisdiction located in Illinois for the purposes of adjudicating any matter arising out of or relating to this Order.

33.  RIGHT TO AUDIT CLAUSE.  Buyer shall have the right to perform audits from time to time of Seller's costs and other items related to the terms of this Order. Seller shall, upon reasonable request and during reasonable business hours, make available for examination and reproduction by Buyer and its duly authorized agents, such books, records, and invoices of Seller as may be necessary to perform an audit pursuant to this Section. Such audits may be performed while this Order is in effect or within one year after its termination.

34.  INDEPENDENT CONTRACTOR.  Seller is an independent contractor. All individuals that Seller assigns, or sub-contracts with, to perform work or services are deemed to be Seller's "employees". Nothing in this Order, and no conduct, communication, trade practice or course of dealing between the parties or their subsidiaries or affiliates, shall be interpreted or deemed to create any partnership, joint venture, agency, or fiduciary relationship.

35.  PRICING VIA ELECTRONIC DATA INTERCHANGE (EDI).  When pricing is sent on delivery schedule data via electronic format(s), the price is for information only and may not be the contract price for all delivery due dates.

36.  LICENSE GRANT.  Subject to the terms of this Order, Seller grants to Buyer and its affiliates a perpetual, worldwide, fully paid-up, non-exclusive license to use one or more Goods throughout any current or future facilities and operations of the entire Buyer enterprise ("License"). Said License permits the use of one or more Goods at as many Buyer and its affiliates' locations and on as many Buyer and its affiliates' owned, leased or operated computers as Buyer and its affiliates may desire, provided that such Goods are not in simultaneous productive use in a quantity greater than authorized as set forth in the product schedule. Unless specifically agreed by Buyer and Seller in writing, the terms and conditions of this Order apply to all Seller Goods provided to Buyer at any time.

37.  COPIES.  The License permits copies to be made of one or more of the Goods for intemal backup, archival and security purposes at no charge to Buyer.

Rev. March 2010

38.  USE BY OTHER PARTIES.  The License also permits use of the Goods by third parties, including the following parties wherever those parties may be located: (i) on home or portable computers by employees and third parties working on projects for Buyer and its affiliates while traveling or working at home, (ii) by one or more third parties to perform information processing services for Buyer and its affiliates, (iii) by suppliers working on projects for Buyer and its affiliates; dealers; customers; consultants; auditors; temporary or contracted personnel; and (iv) by others who have authorized access to Buyer's information processing network and/or computers owned, controlled or operated by Buyer or its affiliates.

39.  INSTALLATION.  The License permits installation and use of the Goods for installation testing, disaster recovery testing, disaster recovery, internal classes and training exercises at no charge to Buyer.

40.  EXCLUSIVE OWNER.  Seller represents and warrants that Seller is the exclusive owner of the Goods, or otherwise has the legal right and power to grant to Buyer and its affiliates the License granted hereunder without violating any rights of any third party.

41.  NO ACCESS.  Seller represents and warrants that the Goods does not and will not contain any computer code or other mechanism that would allow Seller or others to access information on Buyer's computers, computer systems, or networks for any purpose including, without limitation, viewing, transmitting or conveying such information to the Seller or any other parties that Buyer has not otherwise specifically granted access to that information.

42.  DATE COMPLIANT.  Seller represents and warrants that the Goods (including, but not limited to, all date fields, codes, values, calculations or operations using dates, and programmed decisions involving dates) provided hereunder is currently and continues to be Date Compliant, as defined herein.

43.  NO OPEN SOURCE SOFTWARE.  Seller represents and warrants that, to the best of its knowledge after proper due diligence and inquiry, the Goods does not include any portion of any Open Source Software except for that noted in any associated product schedule. Seller agrees it shall defend, indemnify and hold harmless Buyer, its affiliates and any other entity licensed to Use the Goods against any and all losses, damages, costs and expenses arising from or relating to a breach by Seller of any of its obligations or representations of this warranty, including, without limitation, any third party claims in connection with such breach.

 44.  EXPORT COMPLIANCE.  The parties acknowledge that the technology, information and materials provided by Seller to Buyer hereunder may be subject to the export and foreign trade control laws and regulations of the United States, including, without limitation, the U.S. Commerce Department's Export Administration Regulations and regulations of the U.S. Treasury Department's Office of Foreign Assets Control, that potentially restrict or impose prior licensing requirements for the transfer or disclosure of the technology, information or materials to other parties, which are hereby incorporated by reference as appropriate. If such technology, information and materials is subject to such laws, Seller will promptly inform Buyer of such restraints. Seller hereby represents and warrants that it and its employees and contractors shall comply with all U.S. export and foreign trade control laws and regulations with respect to the release or distribution of any such technology, information or materials, including U.S. laws and regulations prohibiting exports, re-exports or disclosure of U.S. origin technology or materials to:
(a) countries subject to comprehensive economic embargo sanctions or designated as terrorist-supporting by the United States (currently Cuba, Iran, North Korea, Sudan and Syria, and subject to change); the government entities of such countries, wherever located; nationals of such countries, wherever located (including specifically, employees or contractors in the United States on temporary visas); or any person, wherever located, known to be acting for or on behalf of such a country;
(b) other entities or persons designated on the Treasury Department's list of Specially Designated Nationals and Blocked Persons, the Commerce Department's Denied Party list or Entity list, or persons otherwise prohibited from receiving such information or materials under U.S. export law or regulation (see www.bis.doc.gov for information); or
(c) any end-user engaged in design, development or production of chemical, biological, or nuclear weapons.

Rev. March 2010

45.  VIRUS AND DISABLING DEVICES PROTECTION.  Seller represents and warrants that it shall use the most effective methods and techniques reasonably available to Seller to check the Goods, prior to delivery to Buyer, for the presence of viruses and to remove and destroy any such viruses found in the Goods and, to the best of Seller's knowledge at the time of shipment, the Goods delivered hereunder contains no viruses. Seller further represents and warrants that the Goods does not and will not contain any computer code or any other devices that would disable the Goods or impair in any way its operation based on the elapsing of a period of time, checking for a specific CPU/server serial number or network address, exceeding an authorized number of copies, advancement to a particular date or other numeral, or other similar self-destruct mechanisms (sometimes referred to as ''time bombs", ''time locks" or "drop dead" devices) or that would permit Seller to access the Goods to cause such disablement or impairment (sometimes referred to as a ''trap door" or "self-help" device).

Rev. March 2010